Exhibit 14(b)

                          INDEPENDENT AUDITORS' CONSENT


The Boards of Trustees
Pilgrim Funds Trust:


We consent to the use of our report dated July 9, 2001 as it relates to the financial statements of the Pilgrim Internet Fund as of May 31, 2001, incorporated herein by reference.


                                        /s/ KPMG LLP

Los Angeles, California
December 31, 2001